As filed with the Securities and Exchange Commission on June 21, 2011

Registration No. 333-173629

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Amendment No. 4 to

Form S-1

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

PIONEER POWER SOLUTIONS, INC.
(Exact Name of Registrant as Specified in its Charter)

Delaware	3612	27-1347616
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

One Parker Plaza
400 Kelby Street, 9th Floor
Fort Lee, New Jersey 07024
(212) 867-0700
(Address, including zip code, and telephone number,
including area code, of principal executive offices)

Nathan J. Mazurek
Chief Executive Officer
Pioneer Power Solutions, Inc.
One Parker Plaza
400 Kelby Street, 9th Floor
Fort Lee, New Jersey 07024
(212) 867-0700
(Address, including zip code, and telephone number,
including area code, of agent for service)

Copies of all communications, including communications sent to agent for service, should be sent to:

Rick A. Werner, Esq.	Douglas S. Ellenoff, Esq.
Haynes and Boone, LLP	Lawrence A. Rosenbloom, Esq.
30 Rockefeller Plaza, 26th Floor	Ellenoff Grossman & Schole LLP
New York, New York 10112	150 East 42nd Street, 11th Floor
Tel. (212) 659-7300	New York, New York 10017
Fax (212) 884-8234	Tel. (212) 370-1300
Fax (212) 370-7889

Approximate date of proposed sale to public: As soon as practicable on or after the effective date of this registration statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, as amended, check the following box. ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See definitions of “large accelerated filer,” “accelerated filer,” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☐	Smaller reporting company ☒
(Do not check if a smaller reporting company)

The Registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the registration statement shall become effective on such date as the Commission, acting pursuant to said section 8(a), may determine.

EXPLANATORY NOTE

This Amendment No. 4 to the Registration Statement on Form S-1 (File No. 333-173629) of Pioneer Power Solutions, Inc. is being filed solely to replace Exhibit 3.1. Accordingly, Part I, the form of prospectus, has been omitted from this filing.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 13. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

Our estimated expenses in connection with the issuance and distribution of the securities being registered are:

SEC Registration Fee	$2,745
Nasdaq Listing Fee	$50,000
FINRA Filing Fee	$2,725
Accounting Fees and Expenses	$25,000
Legal Fees and Expenses	$475,000
Transfer Agent Fees	$10,000
Printing Expenses	$30,000
Miscellaneous Fees and Expenses	$33,530

Total	$629,000

ITEM 14. INDEMNIFICATION OF OFFICERS AND DIRECTORS

Section 145 of the Delaware General Corporation Law (the “DGCL”) provides, in general, that a corporation incorporated under the laws of the State of Delaware, as we are, may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding (other than a derivative action by or in the right of the corporation) by reason of the fact that such person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe such person’s conduct was unlawful. In the case of a derivative action, a Delaware corporation may indemnify any such person against expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification will be made in respect of any claim, issue or matter as to which such person will have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery of the State of Delaware or any other court in which such action was brought determines such person is fairly and reasonably entitled to indemnity for such expenses.

Our certificate of incorporation and bylaws provide that we will indemnify our directors, officers, employees and agents to the extent and in the manner permitted by the provisions of the DGCL, as amended from time to time, subject to any permissible expansion or limitation of such indemnification, as may be set forth in any stockholders’ or directors’ resolution or by contract. In addition, our director and officer indemnification agreements with each of our directors and officers provide, among other things, for the indemnification to the fullest extent permitted or required by Delaware law, provided that no indemnitee will be entitled to indemnification in connection with any claim initiated by the indemnitee against us or our directors or officers unless we join or consent to the initiation of the claim, or the purchase and sale of securities by the indemnitee in violation of Section 16(b) of the Securities Exchange Act of 1934, as amended.

Any repeal or modification of these provisions approved by our stockholders will be prospective only and will not adversely affect any limitation on the liability of any of our directors or officers existing as of the time of such repeal or modification.

We are also permitted to apply for insurance on behalf of any director, officer, employee or other agent for liability arising out of his actions, whether or not the DGCL would permit indemnification.

ITEM 15. RECENT SALES OF UNREGISTERED SECURITIES

On September 25, 2008, we sold 1,200,000 shares of common stock to David Davis, our former president, chief executive officer, chief financial officer and secretary-treasurer, in exchange for $6,000. These securities were offered and sold to Mr. Davis in reliance upon exemptions from registration pursuant to Section 4(2) under the Securities Act of 1933, as amended, and Rule 506 promulgated thereunder. Mr. Davis qualified as an accredited investor (as defined by Rule 501 under the Securities Act of 1933, as amended) at the time of his acquisition of these shares.

On December 2, 2009, we consummated a private placement pursuant to which we sold an aggregate of 1,000,000 shares of common stock to 18 investors for aggregate gross proceeds of $5,000,000. The securities were offered and sold to investors in reliance upon exemptions from registration pursuant to Section 4(2) under the Securities Act of 1933, as amended, and Rule 506 promulgated thereunder. Each of the persons and/or entities receiving our securities in this private placement qualified as an accredited investor (as defined by Rule 501 under the Securities Act of 1933, as amended) at the time of the private placement.

On December 2, 2009, we entered into a share exchange agreement with Pioneer Transformers Ltd., a company incorporated under the Canada Business Corporations Act, and Provident Pioneer Partners, L.P., a Delaware limited partnership and the holder of all of the outstanding capital stock of Pioneer Transformers Ltd., pursuant to which Provident Pioneer Partners, L.P. transferred all of the issued and outstanding capital stock of Pioneer Transformers Ltd. to us in exchange for (i) 4,560,000 newly issued shares of our common stock and (ii) a five year warrant to purchase up to 200,000 shares of our common stock at an exercise price of $16.25 per share. These securities were offered and sold to Provident Pioneer Partners, L.P. in reliance upon exemptions from registration pursuant to Section 4(2) under the Securities Act of 1933, as amended, and Rule 506 promulgated thereunder. Provident Pioneer Partners, L.P. qualified as an accredited investor (as defined by Rule 501 under the Securities Act of 1933, as amended) at the time of the share exchange.

On December 2, 2009, we sold Genesis Capital Advisors LLC a five year warrant to purchase up to an aggregate of 200,000 shares of our common stock at an exercise price of $10.00 per share for aggregate gross proceeds of $10,000. This warrant was offered and sold to Genesis Capital Advisors LLC in reliance upon exemptions from registration pursuant to Section 4(2) under the Securities Act of 1933, as amended, and Rule 506 promulgated thereunder. Genesis Capital Advisors LLC qualified as an accredited investor (as defined by Rule 501 under the Securities Act of 1933, as amended) at the time of this warrant purchase.

On April 26, 2010, we issued a five year warrant to a consultant to purchase up to an aggregate of 30,000 shares of common stock at an exercise price of $10.00 per share. This warrant was issued as consideration for the provision of certain consulting services to us. This warrant was offered and sold in reliance upon an exemption from registration pursuant to Section 4(2) under the Securities Act of 1933, as amended. The holder represented to us that he was an accredited investor (as defined by Rule 501 under the Securities Act of 1933, as amended) and was acquiring the warrant and will acquire the underlying shares of common stock for investment for his own account, with no present intention of dividing his participation with others or reselling or otherwise distributing the same.

On April 30, 2010, we consummated the acquisition of Jefferson Electric, Inc., pursuant to which we issued an aggregate of 97,255 shares of our common stock to Thomas Klink, the sole stockholder of Jefferson Electric, Inc. prior to the merger. These shares were offered and sold in reliance upon an exemption from registration pursuant to Section 4(2) under the Securities Act of 1933, as amended. Mr. Klink represented to us that he was an accredited investor (as defined by Rule 501 under the Securities Act of 1933, as amended).

On April 30, 2010, we sold Thomas Klink a five year warrant for a price of $10,000 to purchase up to an aggregate of 200,000 shares of common stock at an exercise price of $16.25 per share. This warrant was offered and sold in reliance upon an exemption from registration pursuant to Section 4(2) under the Securities Act of 1933, as amended. Mr. Klink represented to us that he was an accredited investor (as defined by Rule 501 under the Securities Act of 1933, as amended) and was acquiring the warrant and will acquire the underlying shares of common stock for investment for his own account, with no present intention of dividing his participation with others or reselling or otherwise distributing the same.

On April 19, 2010, we issued four year warrants to our investor relations firm and its designees to purchase up to an aggregate of 10,000 shares of common stock at an exercise price of $16.25 per share. These warrants were issued as consideration for the provision of certain investor relations services to us pursuant to an investor relations agreement. These warrants were offered and sold in reliance upon an exemption from registration pursuant to Section 4(2) under the Securities Act of 1933, as amended. Each of the recipients represented to us that it was an accredited investor (as defined by Rule 501 under the Securities Act of 1933, as amended) and was acquiring the warrant and will acquire the underlying shares of common stock for investment for its own account, with no present intention of dividing its participation with others or reselling or otherwise distributing the same.

On May 11, 2010, we issued an aggregate of 10,000 shares of our common stock to our investor relations investor relations firm and two of its designees. These shares were issued as consideration for the provision of certain investor relations services to us pursuant to an investor relations agreement. These shares were offered and sold in reliance upon an exemption from registration pursuant to Section 4(2) under the Securities Act of 1933, as amended. Each of the recipients represented to us that it was an accredited investor and that the shares are subject to a six month holding period.

ITEM 16. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES

Exhibit No.	Description

1.1***

Form of Underwriting Agreement, by and between the underwriters, Pioneer Power Solutions, Inc. and the selling stockholders (including Form of Custody Agreement and Irrevocable Power of Attorney for the Selling Stockholders).

2.1

Share Exchange Agreement, dated December 2, 2009, by and among Pioneer Power Solutions, Inc., Pioneer Transformers Ltd. and Provident Pioneer Partners, L.P. (Incorporated by reference to Exhibit 2.1 to the Current Report on Form 8-K of Pioneer Power Solutions, Inc. filed with the Securities and Exchange Commission on December 7, 2009).

2.2

Agreement and Plan of Merger, dated April 30, 2010, by and among Pioneer Power Solutions, Inc., Jefferson Electric, Inc., Thomas Klink, and JEI Acquisition, Inc. (Incorporated by reference to Exhibit 2.1 to the Current Report on Form 8-K of Pioneer Power Solutions, Inc. filed with the Securities and Exchange Commission on May 4, 2010).

3.1**	Composite Certificate of Incorporation.

3.2	Bylaws (Incorporated by reference to Exhibit 3.2 to the Current Report on Form 8-K of Pioneer Power Solutions, Inc. filed with the Securities and Exchange Commission on December 2, 2009).

4.1

Form of Securities Purchase Agreement (Incorporated by reference to Exhibit 10.1 to the Current Report on Form 8-K of Pioneer Power Solutions, Inc. filed with the Securities and Exchange Commission on December 7, 2009).

4.2

Form of $10.00 Warrant (Incorporated by reference to Exhibit 10.2 to the Current Report on Form 8-K of Pioneer Power Solutions, Inc. filed with the Securities and Exchange Commission on December 7, 2009).

4.3

Form of $16.25 Warrant (Incorporated by reference to Exhibit 10.3 to the Current Report on Form 8-K of Pioneer Power Solutions, Inc. filed with the Securities and Exchange Commission on December 7, 2009).

4.4

Form of Lock-up Agreement (Incorporated by reference to Exhibit 10.4 to the Current Report on Form 8-K of Pioneer Power Solutions, Inc. filed with the Securities and Exchange Commission on December 7, 2009).

Exhibit No.	Description

4.5

Warrant to Purchase Common Stock, dated April 30, 2010, issued to Thomas Klink (Incorporated by reference to Exhibit 4.1 to the Current Report on Form 8-K of Pioneer Power Solutions, Inc. filed with the Securities and Exchange Commission on May 4, 2010).

4.6

Warrant to Purchase Common Stock, dated April 26, 2010 (Incorporated by reference to Exhibit 4.6 to Post-Effective Amendment No. 1 to Registration Statement on Form S-1 of Pioneer Power Solutions, Inc. filed with the Securities and Exchange Commission on June 1, 2010).

4.7

Form of Warrant to Purchase Common Stock, dated May 11, 2010, issued to investor relations firm and its designees (Incorporated by reference to Exhibit 4.7 to the Registration Statement on Form S-1 of Pioneer Power Solutions, Inc. filed with the Securities and Exchange Commission on April 20, 2011).

5.1***	Opinion of Haynes and Boone, LLP

10.1

Form of Director and Officer Indemnification Agreement (Incorporated by reference to Exhibit 10.1 to the Annual Report on Form 10-K of Pioneer Power Solutions, Inc. filed with the Securities and Exchange Commission for the year ended December 31, 2010).

10.2

Employment Agreement, dated December 2, 2009, by and between Pioneer Power Solutions, Inc. and Nathan J. Mazurek (Incorporated by reference to Exhibit 10.7 to the Current Report on Form 8-K of Pioneer Power Solutions, Inc. filed with the Securities and Exchange Commission on December 7, 2009).

10.3

Pioneer Power Solutions, Inc. 2009 Equity Incentive Plan (Incorporated by reference to Exhibit 10.8 to the Current Report on Form 8-K of Pioneer Power Solutions, Inc. filed with the Securities and Exchange Commission on December 7, 2009).

10.4

Form of 2009 Incentive Stock Option Agreement (Incorporated by reference to Exhibit 10.9 to the Current Report on Form 8-K of Pioneer Power Solutions, Inc. filed with the Securities and Exchange Commission on December 7, 2009).

10.5

Form of 2009 Non-Qualified Stock Option Agreement (Incorporated by reference to Exhibit 10.10 to the Current Report on Form 8-K of Pioneer Power Solutions, Inc. filed with the Securities and Exchange Commission on December 7, 2009).

10.6

Agreement of Conveyance, Transfer and Assignment of Assets and Assumptions of Obligations, dated December 2, 2009, by and between Pioneer Power Solutions, Inc. and Sierra Concepts Holdings, Inc. (Incorporated by reference to Exhibit 10.11 to the Current Report on Form 8-K of Pioneer Power Solutions, Inc. filed with the Securities and Exchange Commission on December 7, 2009).

10.7

Stock Purchase Agreement, dated December 2, 2009, by and between Pioneer Power Solutions, Inc. and David Davis (Incorporated by reference to Exhibit 10.12 to the Current Report on Form 8-K of Pioneer Power Solutions, Inc. filed with the Securities and Exchange Commission on December 7, 2009).

10.8

Collective Labor Agreement, dated November 26, 2010, by and between Pioneer Transformers Ltd. and United Steelworkers, Local Section 9414 (Incorporated by reference to Exhibit 10.8 to the Annual Report on Form 10-K of Pioneer Power Solutions, Inc. filed with the Securities and Exchange Commission for the year ended December 31, 2010).

10.9	Lease Amending Agreement, dated March 1, 2011, by and between Pioneer Transformers Ltd. and 1713277 Ontario Inc. (Incorporated by reference to Exhibit 10.9 to the Annual Report on

Exhibit No.	Description

Form 10-K of Pioneer Power Solutions, Inc. filed with the Securities and Exchange Commission for the year ended December 31, 2010).

10.10

License and Services Agreement, dated May 4, 2007, by and between Pioneer Transformers Ltd. and Oracle Corporation Canada Inc. (Incorporated by reference to Exhibit 10.20 to the Current Report on Form 8-K of Pioneer Power Solutions, Inc. filed with the Securities and Exchange Commission on December 7, 2009).

10.11

ValuePlan Lease, dated September 27, 2007, by and between Pioneer Transformers Ltd. and IBM Canada Limited (Incorporated by reference to Exhibit 10.21 to the Current Report on Form 8-K of Pioneer Power Solutions, Inc. filed with the Securities and Exchange Commission on December 7, 2009).

10.12

ValuePlan Lease, dated November 22, 2007, by and between Pioneer Transformers Ltd. and IBM Canada Limited (Incorporated by reference to Exhibit 10.22 to the Current Report on Form 8-K of Pioneer Power Solutions, Inc. filed with the Securities and Exchange Commission on December 7, 2009).

10.13

ValuePlan Lease, dated December 11, 2007, by and between Pioneer Transformers Ltd. and IBM Canada Limited (Incorporated by reference to Exhibit 10.23 to the Current Report on Form 8-K of Pioneer Power Solutions, Inc. filed with the Securities and Exchange Commission on December 7, 2009).

10.14

ValuePlan Lease, dated December 19, 2007, by and between Pioneer Transformers Ltd. and IBM Canada Limited (Incorporated by reference to Exhibit 10.24 to the Current Report on Form 8-K of Pioneer Power Solutions, Inc. filed with the Securities and Exchange Commission on December 7, 2009).

10.15*

Agreement dated August 5, 2009, by and between Pioneer Transformers Ltd. and Toronto Hydro-Electric System Limited (Incorporated by reference to Exhibit 10.25 to the Current Report on Form 8-K of Pioneer Power Solutions, Inc. filed with the Securities and Exchange Commission on December 7, 2009).

10.16

Commitment Letter, dated July 9, 2009, by and between Pioneer Transformers Ltd. and the Bank of Montreal (Incorporated by reference to Exhibit 10.27 to the Current Report on Form 8-K of Pioneer Power Solutions, Inc. filed with the Securities and Exchange Commission on December 7, 2009).

10.17*

Agreement dated January 1, 2010, by and between Pioneer Transformers Ltd. and Hydro-Quebec Utility Company (Incorporated by reference to Exhibit 10.34 to Amendment No. 1 to the Registration Statement on Form S-1 of Pioneer Power Solutions, Inc. filed with the Securities and Exchange Commission on March 10, 2010).

10.18*

Agreement dated January 8, 2010, by and between Pioneer Transformers Ltd. and Hydro-Quebec Utility Company (Incorporated by reference to Exhibit 10.35 to Amendment No. 1 to the Registration Statement on Form S-1 of Pioneer Power Solutions, Inc. filed with the Securities and Exchange Commission on March 10, 2010).

10.19

Description of Consulting Services Provided by Nathan J. Mazurek to Pioneer Transformers Ltd. (Incorporated by reference to Exhibit 10.36 to Amendment No. 1 to the Registration Statement on Form S-1 of Pioneer Power Solutions, Inc. filed with the Securities and Exchange Commission on March 10, 2010).

10.20	Agreement dated January 8, 2010, by and between Pioneer Transformers Ltd. and Hydro-Quebec

Exhibit No.	Description

Utility Company (Incorporated by reference to Exhibit 10.35 to Amendment No. 1 to the Registration Statement on Form S-1 of Pioneer Power Solutions, Inc. filed with the Securities and Exchange Commission on March 10, 2010).

10.21

Employment Agreement, dated April 30, 2010, by and between Jefferson Electric, Inc. and Thomas Klink (Incorporated by reference to Exhibit 10.1 to the Current Report on Form 8-K of Pioneer Power Solutions, Inc. filed with the Securities and Exchange Commission on May 4, 2010).

10.22

Voting Agreement, dated April 30, 2010, by and between Provident Pioneer Partners, L.P. and Thomas Klink (Incorporated by reference to Exhibit 10.2 to the Current Report on Form 8-K of Pioneer Power Solutions, Inc. filed with the Securities and Exchange Commission on May 4, 2010).

10.23

Lock-Up Agreement, dated April 30, 2010, by and among Thomas Klink, Pioneer Power Solutions, Inc. and Jefferson Electric, Inc. (Incorporated by reference to Exhibit 10.3 to the Current Report on Form 8-K of Pioneer Power Solutions, Inc. filed with the Securities and Exchange Commission on May 4, 2010).

10.24

Purchase Agreement, dated April 30, 2010, by and between Thomas Klink and JE Mexican Holdings, Inc. (Incorporated by reference to Exhibit 10.4 to the Current Report on Form 8-K of Pioneer Power Solutions, Inc. filed with the Securities and Exchange Commission on May 4, 2010).

10.25

Warrant Purchase Agreement, dated April 30, 2010, by and between Pioneer Power Solutions, Inc. and Thomas Klink (Incorporated by reference to Exhibit 10.5 to the Current Report on Form 8-K of Pioneer Power Solutions, Inc. filed with the Securities and Exchange Commission on May 4, 2010).

10.26

Loan and Security Agreement, dated January 2, 2008, by and between Jefferson Electric, Inc. and Johnson Bank (Incorporated by reference to Exhibit 10.6 to the Current Report on Form 8-K of Pioneer Power Solutions, Inc. filed with the Securities and Exchange Commission on May 4, 2010).

10.27

Amendment to Loan and Security Agreement, dated January 29, 2008, by and between Jefferson Electric, Inc. and Johnson Bank (Incorporated by reference to Exhibit 10.7 to the Current Report on Form 8-K of Pioneer Power Solutions, Inc. filed with the Securities and Exchange Commission on May 4, 2010).

10.28

Second Amendment to Loan and Security Agreement, dated May 2, 2008, by and between Jefferson Electric, Inc. and Johnson Bank (Incorporated by reference to Exhibit 10.8 to the Current Report on Form 8-K of Pioneer Power Solutions, Inc. filed with the Securities and Exchange Commission on May 4, 2010).

10.29

Third Amendment to Loan and Security Agreement, dated December 3, 2008, by and between Jefferson Electric, Inc. and Johnson Bank (Incorporated by reference to Exhibit 10.9 to the Current Report on Form 8-K of Pioneer Power Solutions, Inc. filed with the Securities and Exchange Commission on May 4, 2010).

10.30

Forbearance Agreement and Fourth Amendment to Loan Agreement, dated August 28, 2009, by and among Johnson Bank, Jefferson Electric, Inc. Thomas Klink and Diane Klink (Incorporated by reference to Exhibit 10.10 to the Current Report on Form 8-K of Pioneer Power Solutions, Inc. filed with the Securities and Exchange Commission on May 4, 2010).

10.31	First Amended and Restated Forbearance Agreement and Fourth Amendment to Loan Agreement,

Exhibit No.	Description

dated December 8, 2009, by and among Johnson Bank, Jefferson Electric, Inc. Thomas Klink and Diane Klink (Incorporated by reference to Exhibit 10.11 to the Current Report on Form 8-K of Pioneer Power Solutions, Inc. filed with the Securities and Exchange Commission on May 4, 2010).

10.32

First Amendment to First Amended and Restated Forbearance Agreement and Fourth Amendment to Loan Agreement, dated March 31, 2010, by and among Johnson Bank, Jefferson Electric, Inc. Thomas Klink and Diane Klink (Incorporated by reference to Exhibit 10.12 to the Current Report on Form 8-K of Pioneer Power Solutions, Inc. filed with the Securities and Exchange Commission on May 4, 2010).

10.33

Fifth Amendment to Loan and Security Agreement, dated April 30, 2010, by and between Jefferson Electric, Inc. and Johnson Bank (Incorporated by reference to Exhibit 10.13 to the Current Report on Form 8-K of Pioneer Power Solutions, Inc. filed with the Securities and Exchange Commission on May 4, 2010).

10.34

Sixth Amendment to Loan and Security Agreement, dated November 24, 2010, by and between Jefferson Electric, Inc. and Johnson Bank (Incorporated by reference to Exhibit 10.34 to the Annual Report on Form 10-K of Pioneer Power Solutions, Inc. filed with the Securities and Exchange Commission for the year ended December 31, 2010).

10.35

Collective Bargaining Agreement Nexus Magneticos S. de R.L. de C.V., dated January 1, 2011 (Incorporated by reference to Exhibit 10.35 to the Annual Report on Form 10-K of Pioneer Power Solutions, Inc. filed with the Securities and Exchange Commission for the year ended December 31, 2010).

10.36

Agreement for Authorized Sales Representatives, dated September 19, 2003, by and between Pioneer Transformers Ltd. and AESCO Associates Ltd. (Incorporated by reference to Exhibit 10.15 to the Current Report on Form 8-K of Pioneer Power Solutions, Inc. filed with the Securities and Exchange Commission on December 7, 2009).

10.37

Agreement for Authorized Sales Representatives, dated May 11, 2006, by and between Pioneer Transformers Ltd. and Techno-Contact, Inc. (Incorporated by reference to Exhibit 10.17 to the Current Report on Form 8-K of Pioneer Power Solutions, Inc. filed with the Securities and Exchange Commission on December 7, 2009).

10.38*

Agreement for Authorized Sales Representatives, dated January 1, 2010, by and between Pioneer Transformers Ltd. and CHAZ Sales Corp. (Incorporated by reference to Exhibit 10.38 to the Annual Report on Form 10-K of Pioneer Power Solutions, Inc. filed with the Securities and Exchange Commission for the year ended December 31, 2010).

10.39

Employment and Non-Competition Agreement, dated August 12, 2010, by and between Pioneer Power Solutions, Inc. and Andrew Minkow (Incorporated by reference to Exhibit 10.1 to the Current Report on Form 8-K of Pioneer Power Solutions, Inc. filed with the Securities and Exchange Commission on August 18, 2010).

10.40

Commitment Letter, dated February 7, 2011, by and among Pioneer Transformers Ltd., Bernard Granby Realty Inc. and Bank of Montreal (Incorporated by reference to Exhibit 10.40 to the Registration Statement on Form S-1 of Pioneer Power Solutions, Inc. filed with the Securities and Exchange Commission on April 20, 2011).

10.41

Share Purchase Agreement, dated May 13, 2011, by and among Fiducie Familiale Mazoyer, Bon-Ange Inc., Gilles Mazoyer and 7834080 Canada Inc. (Incorporated by reference to Exhibit 10.1 to the Current Report on Form 8-K of Pioneer Power Solutions, Inc. filed with the Securities and

Exhibit No.	Description

Exchange Commission on May 19, 2011).

10.42

Pioneer Power Solutions, Inc. 2011 Long-Term Incentive Plan (Incorporated by reference to Exhibit 10.1 to the Current Report on Form 8-K of Pioneer Power Solutions, Inc. filed with the Securities and Exchange Commission on May 31, 2011).

21.1***	List of Subsidiaries.

23.1***	Consent of RSM Richter Chamberland S.E.N.C.R.L./LLP.

23.2***	Consent of Haynes and Boone, LLP (Included in Exhibit 5.1).

* Confidential treatment has been granted with respect to certain portions of this exhibit.
** Filed herewith.

*** Previously filed.

ITEM 17. UNDERTAKINGS

          The undersigned registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any Prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

          (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

          (4) That, for the purpose of determining liability under the Securities Act of 1933, as amended, to any purchaser, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A (§230.430A of this chapter), shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

          (5) That, for the purpose of determining liability of the registrant under the Securities Act of 1933, as amended, to any purchaser in the initial distribution of the securities:

          The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

          Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended, may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

          Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Fort Lee, State of New Jersey on June 21, 2011.

PIONEER POWER SOLUTIONS, INC.

By:	/s/ Nathan J. Mazurek

Name:	Nathan J. Mazurek
Title:	Chief Executive Officer

          Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Nathan J. Mazurek	President, Chief Executive Officer and Chairman of the Board of Directors (Principal Executive Officer)	June 21, 2011

Nathan J. Mazurek

*	Chief Financial Officer, Secretary, Treasurer and Director (Principal Financial Officer and Principal Accounting Officer)	June 21, 2011

Andrew Minkow

*	Director, President of Jefferson Electric, Inc.	June 21, 2011

Thomas Klink

*	Director	June 21, 2011

Yossi Cohn

*	Director	June 21, 2011

David J. Landes

*	Director	June 21, 2011

Ian Ross

*	Director	June 21, 2011

David Tesler

*	Director	June 21, 2011

Jonathan Tulkoff

*	Signed by Nathan J. Mazurek as agent.